UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 17, 2011

The First Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Mississippi	33-94288	64-0862173
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6480 U.S. Hwy 98 West, Hattiesburg, MS	39402
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(601) 268-8998

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry Into a Material Definitive Agreement.

    Effective May 17, 2011, The First Banchares, Inc. (the "Company") has entered into a Branch Purchase and Assumption Agreement with Whitney National Bank and Hancock Bank of Louisiana regarding the acquisition of seven (7) branches located on the Mississippi Gulf Coast and one (1) branch located in Bogalusa, Louisiana.  The Agreement was entered into in connection with branch divestment pursuant to the merger of Whitney National Bank and Hancock Bank of Louisiana.  The purchase price under the Agreement is $9,100,000.00 payable at a closing date yet to be determined.  The Agreement is attached hereto as Exhibit 10.1.

Item 8.01   Other Events

On May 17, 2011, the Company issued a press release announcing the acquisition of certain branches of Whitney National Bank and Hancock Bank of Louisiana.  A copy of this press release is furnished as Exhibit 99.1 to the Current Report on Form 8-K.  The information in this press release shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference.

Item 9.01   Financial Statements and Exhibits.  Attached hereto.

       Exhibit 10.1 - Purchase and Assumption Agreement between Whitney National Bank/Hancock Bank of Louisiana and The First.

                           Exhibit 99.1 - Press Release dated May 17, 2011.

  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:         May 18, 2011

                    THE FIRST BANCSHARES, INC.

                          By: /s/ DeeDee Lowery
                          Name: DeeDee Lowery
                          Title:   Chief Financial Officer

EXHIBIT 10.1

___________________________________

BRANCH PURCHASE AND ASSUMPTION AGREEMENT

between

WHITNEY NATIONAL BANK / HANCOCK BANK OF LOUISIANA

and

THE FIRST, A NATIONAL BANKING ASSOCIATION

-FACILITY LOCATIONS-
Mississippi Branch Locations:

800 Highway 90 Bay St. Louis, MS 39521	573 Courthouse Road Gulfport, MS 39507
2605 Pass Road Biloxi, MS 39531	11281 U.S. Highway 49 Gulfport, MS 39503
4402 Kalani Drive Diamondhead, MS 39525	198 Klondyke Road Long Beach, MS 39560
1300 25th Avenue Gulfport, MS 39501

Louisiana Branch Location:

600 Columbia Street
Bogalusa, LA  70429

April ___, 2011

___________________________________

TABLE OF CONTENTS

Page

ARTICLE ONE	PURCHASE AND SALE OF ASSETS AND ASSUMPTION OF LIABILITIES	2
SECTION 1.01	Purchase of Assets	2
	(a) Books and Records	2
	(b) Real Property	2
	(c) Personal Property	2
	(d) Loans	2
	(e) Assumed Contracts	3
	(f) Cash on Hand	3
	(g) Safe Deposit Box Business	3
SECTION 1.02	Assumption of Liabilities	3
	(a) Deposit Liabilities	3
	(b) Assumed Contracts	3
	(c) Liabilities Not Assumed by Buyer	4
SECTION 1.03	Names and Marks	4

ARTICLE TWO	CLOSING, CALCULATION OF PURCHASE PRICE AND CLOSING DELIVERIES	4
SECTION 2.01	The Closing	4
SECTION 2.02	The Closing Date	4
SECTION 2.03	Retirement Accounts	4
SECTION 2.04	Calculation and Payment of Purchase Price	5
SECTION 2.05	Allocation of Purchase Price	6
SECTION 2.06	Prorations	6
SECTION 2.07	Closing Deliveries	7
	(a) At the Closing, Seller shall deliver to Buyer:	7
	(b) At the Closing, Buyer shall deliver to Seller:	8

Schedule A - Legal Description of Real Property
Schedule B - Description of Personal Property
Schedule C – Loans
Schedule C-1 – Excluded Loans
Schedule D - Safe Deposit Box Business
Schedule E - Deposit Liabilities
Schedule F - Assumed Contracts
Schedule G – Environmental Matters

Exhibit 1 -	Form of Assignment and Assumption of Deposit Liabilities Agreement
Exhibit 2 -	Form of Assignment and Assumption of Contracts Agreement
Exhibit 3 -	Form of Bill of Sale
Exhibit 4 -	Form of Assignment, Transfer and Appointment of Successor Trustee for IRA Accounts
Exhibit 5 -	Form of Limited Power of Attorney

BRANCH PURCHASE AND ASSUMPTION AGREEMENT

This BRANCH PURCHASE AND ASSUMPTION AGREEMENT (this "Agreement") is made and executed as of the _____ day of April, 2011, by and between Whitney National Bank, a national banking corporation with its home office in New Orleans, Louisiana, and Hancock Bank of Louisiana, a Louisiana banking corporation with its main office located in Baton Rouge, Louisiana (collectively "Seller"), and The First, A National Banking Association with is main office located in Hattiesburg, Mississippi ("Buyer").  Where applicable in the context, the term “Seller” shall include Hancock Bank of Louisiana’s predecessor in interest, Whitney National Bank.

WITNESSETH:

WHEREAS, Seller owns branch banking offices located at:

Mississippi Branch Locations:

800 Highway 90 Bay St. Louis, MS 39521 2605 Pass Road Biloxi, MS 39531 4402 Kalani Drive Diamondhead, MS 39525 1300 25th Avenue Gulfport, MS 39501	573 Courthouse Road Gulfport, MS 39507 11281 U.S. Highway 49 Gulfport, MS 39503 198 Klondyke Road Long Beach, MS 39560
Louisiana Branch Location:

600 Columbia Street
Bogalusa, LA  70429

(collectively, the "Branch Offices") and;

WHEREAS, Seller desires to sell and Buyer desires to acquire the Branch Offices, and, in that regard, Seller desires to sell and the Buyer desires to purchase and acquire certain assets related thereto maintained at the Branch Offices; and

WHEREAS, Whitney National Bank and Hancock Bank of Louisiana have agreed to merge and have entered into an agreement with the Department of Justice concerning the Branch Offices (the “Merger”); and

WHEREAS, in order to consummate the merger, and as a condition thereof, Seller desires to transfer and the Buyer desires to assume certain deposit accounts maintained at or for the Branch Offices and certain other liabilities pertaining to the continuing operations thereof.

NOW, THEREFORE, in consideration of the premises and the mutual terms and provisions set forth in this Agreement, the parties agree as follows:

ARTICLE ONE

PURCHASE AND SALE OF ASSETS AND ASSUMPTION OF LIABILITIES

SECTION 1.01 Purchase of Assets.  Upon the terms and subject to the conditions and representations set forth herein, Seller shall sell, convey, assign and transfer to Buyer, and Buyer shall purchase and accept from Seller, all right title and interest of Seller in and to the following assets (collectively, the "Assets") as of the close of business on the Closing Date (as defined in Section 2.02 below):

(a)
Books and Records.  All books, records and files directly relating to the Assets and the Assumed Liabilities (as defined in Section 1.02 below) being transferred to Buyer hereunder (collectively, the "Records").

(b)
Real Property.  All of Seller's interest in the real estate described in Schedule A to this Agreement, including the building and other improvements thereto and any leasehold interests (the "Real Property").

(c)
Personal Property.  The furniture, fixtures, equipment, improvements and other items of tangible personal property located at the Branch Offices as of the close of business on the Closing Date, together with sign structures, and all personal property used in connection with the safe deposit box business being transferred to Buyer hereunder (exclusive of the contents of leased safe deposit boxes) (collectively, the "Personal Property"), as set forth on Schedule B to this Agreement.  For purposes hereof, Buyer and Seller agree that certain Whitney National Bank clock and any and all parts and hardware associated therewith (collectively, the “Whitney Clock”) attached to the building, forming part of the Real Property, shall be excluded from the definition of “Personal Property” and from the sale and reserved unto Seller.  Buyer and Seller hereby further agree that the Seller shall be permitted to remove said Whitney Clock from the Real Property, provided Seller shall restore the premises from any damages resulting from removal.  If, prior to the Closing Date, any item of Personal Property is stolen, destroyed or otherwise lost, such item shall be excluded from the sale contemplated hereby, and the term "Personal Property" as used herein shall exclude any such item(s).  If, prior to the Closing Date, any item of Personal Property is damaged by fire or other casualty, such item(s), if reasonably repairable, shall be sold to Buyer (in accordance with the provisions hereof) and the insurance proceeds relating to such item shall be assigned to Buyer, it being understood that if any such item is not reasonably repairable, it shall be excluded from the sale contemplated hereby.

(d)
Loans.  All loans of Seller attributed to the Branch Offices as of the Closing Date (the "Loans"), a list of which as of _____________, 20___, is set forth on Schedule C to this Agreement; provided, that Seller shall retain the portion of any loan that exceeds Purchaser’s in-house lending limit and, provided further that Loans (i) shall not include any Loans attributed to the Branch Offices set forth on Schedule C-1, (ii) shall not include any Loan set forth on Schedule C that is repaid in full as to principal and interest prior to the Closing Date, (iii) shall not include any Loan in non-accrual as of the Closing Date, (iv) shall not include any Loan to be purchased at a discount as mutually agreed upon by the parties, (v) shall include all Loans, whether or not funded, made after the date of Schedule C, provided Buyer has had an opportunity to review such Loans and has agreed to purchase such Loans, and (vi) shall include all deposit-related overdrafts, including overdrafts pursuant to an overdraft protection plan, if any. All Loans shall be assigned to Buyer without recourse against Seller and without any warranties or representations as to their collectability or the creditworthiness of any of the obligors of such Loans.

(e)	Assumed Contracts. Seller's rights under, or created by, the Assumed Contracts (as defined in Section 1.02(b) below).

(f)	Cash on Hand. All teller working cash, petty cash and vault cash at the Branch Offices as of the close of business on the Closing Date (the "Cash on Hand").

(g)
Safe Deposit Box Business.  All safe deposit box business located at the Branch Offices as of the close of business on the Closing Date (the "Safe Deposit Box Business").  A list of leased safe deposit boxes as of December 31, 2010, is set forth on Schedule D hereto.  The Safe Deposit Box Business includes, without limitation, safe deposit box contracts, the removable safe deposit boxes (exclusive of the contents of leased safe deposit boxes) and safe deposit stacks in the vault and all keys and combinations thereto.

SECTION 1.02 Assumption of Liabilities.  Upon the terms and subject to the conditions set forth herein, Seller shall transfer and assign to Buyer, and Buyer shall assume from Seller and agree to pay, perform and discharge, by documentation reasonably satisfactory as to form and substance to Seller, as of the close of business on the Closing Date, the following liabilities, and none other (collectively, the "Assumed Liabilities"):

(a)
Deposit Liabilities.  All deposit liabilities maintained at the Branch Offices, in accordance with the terms of the agreements pertaining to such deposits, as shown on the books and records of Seller as of the close of business on the Closing Date, including accrued but unpaid interest thereon through the Closing Date, except as provided in Section 2.03(c) hereof (the "Deposits" or "Deposit Liabilities"), which such Deposit Liabilities as they existed on December 31, 2010, are identified on Schedule E hereto. As used herein, the term "deposit liabilities" shall include all of the deposit products offered by Seller from the Branch Offices, including, without limitation, passbook accounts, statement accounts, checking accounts, money market accounts, and certificates of deposit.

(b)
Assumed Contracts.  The obligations and liabilities of Seller arising from and after the Closing Date under any and all contracts and leases relating to the operation or maintenance of the Branch Offices that are assignable by Seller to Buyer, which contracts and leases as of the date hereof are identified on Schedule F hereto (collectively, the "Assumed Contracts").

(c)
Liabilities Not Assumed by Buyer.  Other than those liabilities specifically assumed in Sections 1.02(a), 1.02(b) and 2.03 hereof, Buyer shall not assume any liabilities of Seller, whether known or unknown, disclosed or undisclosed, contingent or otherwise, which have arisen or may arise or be established in connection with the conduct of business at the Branch Offices prior to the Closing Date (the "Excluded Liabilities").

SECTION 1.03 Names and Marks.  Seller is not selling, assigning, conveying, transferring or delivering, nor shall Buyer acquire, any rights or interest in or to: (a) the names "Hancock Holding Company", "Hancock Bank", “Whitney Holding Corporation”, “Whitney National Bank”, “Whitney Bank” or any derivation thereof, or (b) any logos, service marks or trademarks, advertising materials or slogans or any similar items used by Seller in connection with its business, whether or not such is or was copyrighted or registered.  Preceding the Closing Date, Seller shall utilize its best efforts to begin the removal from the Branch Offices of signs, logos and other insignia identifying or identified with Seller. No signs, logos or insignia identifying or identified with Buyer may be installed in or affixed to the premises until after the close of business on the last business day preceding the Closing. On and after the Closing Date, Buyer shall not use the name or any service mark of Seller in any manner in connection with the operation of the Branch Offices, except in accordance with the provisions of Section 9.01 hereof.  No activity conducted by Buyer on or after the Closing Date shall state or imply that Seller is in any way involved as a partner, joint venturer or otherwise in the business of Buyer. Buyer shall return to Seller any remaining signs, logos and insignia of Seller removed by Buyer from the Branch Offices after Closing.

ARTICLE TWO

CLOSING, CALCULATION OF PURCHASE PRICE AND CLOSING DELIVERIES

SECTION 2.01 The Closing.  The closing of the purchase and assumption transaction contemplated by this Agreement (the “Closing”) shall take place at One Hancock Plaza, Gulfport, Mississippi, or at such other location as the parties may agree, at 10:00 a.m. Central Time on the Closing Date described in Section 2.02 of this Agreement.

SECTION 2.02 The Closing Date.  The Closing shall take place on a date mutually agreed upon, in writing, by the parties, but in any case, on or before the thirty-first (31st) day following the receipt of all approvals from any regulatory authorities having jurisdiction over the transaction contemplated hereby, and the satisfaction of all conditions and the lapse of all applicable waiting periods associated therewith.  The purchase and assumption transaction contemplated by this Agreement shall become effective at the close of business on the day of the Closing (the "Closing Date").

SECTION 2.03 Retirement Accounts.

(a)
At the Closing, Seller shall resign as trustee and custodian with respect to any individual retirement account ("IRA Account") as to which Seller is trustee or custodian and any other account as to which Seller is designated as “Custodian” or serves in that or a similar capacity (“Custodian Account”) and as to which one or more of the assets included therein is a deposit included within the Deposits transferred to Buyer on the Closing Date.  At the Closing, Seller shall designate or appoint Buyer as successor trustee or custodian under each such Account.

(b)
Buyer covenants and agrees that it will, following its designation or appointment as successor trustee or custodian under the IRA or other Custodian Accounts, promptly and faithfully perform, fulfill, and discharge each of the obligations required to be performed by the trustee or custodian with respect to such accounts pursuant to law, or pursuant to the governing documents establishing such IRA Account or other Custodian Account.

(c)
If an individual depositor holding an IRA or other Custodian Account refuses to accept the designation or appointment of Buyer as successor trustee or custodian with respect to any such Account, Buyer shall promptly so inform Seller, and none of the deposits contained in such Account shall be treated as Deposit Liabilities hereunder, but shall remain the liability and obligation of Seller.

SECTION 2.04 Calculation and Payment of Purchase Price.  The calculation and payment of the Purchase Price (defined herein) shall be made as follows:

(a)	Seller shall pay to Buyer an amount of cash (the "Purchase Price"), in addition to the transfer of Cash on Hand, equal to:

(i)	the aggregate amount of principal and accrued interest of the Deposit Liabilities; plus

(ii)	the net amount of any prorated items required by Section 2.06 hereof owed by Seller to Buyer; minus

(iii)	the Acquisition Value (defined herein) of the Assets (exclusive of the Cash on Hand); minus

(iv)	the amount of Cash on Hand; minus

(v)	the net amount of any prorated items required by Section 2.06 hereof owed by Buyer to Seller; minus

(vi)	the "Premium", which shall be equal to $9,100,000.00.

(b)
On the Closing Date, Seller shall transfer to Buyer, by wire transfer in immediately available funds to an account designated by Buyer, an amount which Seller estimates to be the amount of the Purchase Price, which estimated amount shall be based upon the Deposit Liabilities, the proration amounts, and the Cash on Hand as of the close of business on the second business day prior to the Closing Date (the "Estimated Purchase Price").

(c)
On the fifteenth (15th) business day after the Closing Date or such other date as may be agreed to in writing by the parties (the "Adjustment Payment Date"), an adjustment payment (the "Adjustment Payment") shall be made either by Seller to Buyer or by Buyer to Seller, as appropriate, so as to correct any discrepancy between the amount of the Estimated Purchase Price paid under the preceding paragraph and the Purchase Price calculated in accordance with this Section 2.04.  Seller shall provide, at Buyer's request, a closing statement which reflects the calculation of the Adjustment Payment relative to the Estimated Purchase Price.  The Adjustment Payment due to either party pursuant to this paragraph shall be paid to such party on the Adjustment Payment Date by the other party by wire transfer in immediately available funds to an account designated by the payee party.

(d)	For purposes of this Agreement, the "Acquisition Value" of the Assets shall be the sum of the following:

(i)
the aggregate outstanding principal and earned but unpaid interest on the Loans, together with any late charges accrued thereon, as of the close of business on the Closing Date, excluding any loan loss reserve or general reserve which may be associated with the Loans; plus

(ii)	the appraised value as mutually agreed upon by the parties of the Real Property as specified in Schedule A; plus

(iii)	the net depreciated book value of the Personal Property as of the close of business on the Closing Date specified in Schedule B.

SECTION 2.05 Allocation of Purchase Price.  The Purchase Price, as adjusted in accordance with Section 2.04(c) above, and the liabilities assumed by Buyer pursuant to Section 1.02 hereof shall be allocated on an allocation schedule to be agreed upon by Buyer and Seller within forty-five (45) days after the Closing Date or such other date as may be agreed to in writing by the parties. The allocation is intended to comply with the allocation method required by Section 1060 of the Internal Revenue Code of 1986, as amended. The parties shall (i) each report the federal, state and local and other tax consequences of the purchase and assumption contemplated hereby (including the filing of Internal Revenue Service Form 8594) in a manner consistent with such allocation schedule and (ii) take no position in any tax filing, return, proceeding, audit or otherwise which is inconsistent with such allocation.

SECTION 2.06 Prorations.  The parties intend that Seller shall operate for its own account the business conducted at the Branch Offices until the close of business on the Closing Date, and that the Buyer shall operate such business for its own account on and after the Closing Date.  Thus, except as otherwise specifically provided in this Agreement, items of expense directly attributable to the operation of the Branch Offices (which shall not include any general overhead expenses of Seller) shall be prorated as of the close of business on the Closing Date, whether or not such adjustment would normally be made as of such time, including, without limitation, (i) telephone, electric, gas, water, and other utility services (to the extent it is not possible to transfer such services into the name of Buyer as of the Closing Date), (ii) taxes associated with the Real Property and Personal Property, (iii) assessments (including, without limitation, assessments attributable to FDIC deposit insurance), (iv) payments due on Assumed Contracts, (v) rent or leased property, and (vi) similar expenses related to the Assets transferred hereunder.  To the extent any such item has been prepaid by Seller for a period extending beyond the Closing Date, there shall be a proportionate adjustment in favor of Seller.  Notwithstanding the foregoing, any unearned non-interest income associated with the Safe Deposit Box Business shall not be prorated between the parties as of the Closing Date.

SECTION 2.07 Closing Deliveries.

(a)	At the Closing, Seller shall deliver to Buyer:

(i)
a Certificate or Certificates signed by an appropriate officer of Seller stating that (A) each of the representations and warranties contained in Article Three is true and correct in all material respects at the time of the Closing with the same force and effect as if such representations and warranties had been made at Closing, and (B) all of the conditions set forth in Sections 7.02(b) and 7.02(d), insofar as Section 7.02(d) pertains to approvals required to be obtained by Seller, have been satisfied or waived as provided therein;

(ii)	evidence of payment to Buyer, by wire transfer in immediately available funds to an account designated by Buyer, of the Estimated Purchase Price;

(iii)	an executed Assignment and Assumption of Deposit Liabilities Agreement in substantially the form set forth in Exhibit 1 hereto;

(iv)	an executed Assignment and Assumption of Contracts Agreement in substantially the form set forth in Exhibit 2 hereto;

(v)	an executed Bill of Sale in substantially the form set forth in Exhibit 3 hereto;

(vi)
a special warranty deed (subject to Permitted Exceptions, as such term is defined in Section 11.15 hereof), conveying the Real Property to the Buyer, together with a commitment for title insurance with respect to the Real Property;

(vii)	an executed Assignment, Transfer and Appointment of Successor Trustee for IRA and Custodian Accounts in substantially the form set forth in Exhibit 4;

(viii)	an executed Limited Power of Attorney in substantially the form set forth in Exhibit 5;

(ix)
such other bills of sale, assignments, and other instruments and documents as counsel for Buyer may reasonably require as necessary or desirable for transferring, assigning and conveying to Buyer good, marketable and insurable title to the Assets;

(x)
listings of the Deposit Liabilities as of the Closing Date (the "Deposit Listings") utilizing such method of information transfer as the parties may mutually agree, which Deposit Listings shall include, for each account, the account number, outstanding principal balance, rate of maturity and accrued interest; and

(xi)
such Records as are capable of being delivered to Buyer, which Records (other than the current promissory notes related to the Loans which shall be originals), may, as mutually agreed upon by the parties, be delivered by delivery of imaged, photocopies or other non-original and non-paper media in lieu of original copies.

(b)	At the Closing, Buyer shall deliver to Seller:

(i)
a Certificate or Certificates signed by an appropriate officer of Buyer stating that (A) each of the representations and warranties contained in Article Four is true and correct in all material respects at the time of the Closing with the same force and effect as if such representations and warranties had been made at Closing, and (B) all of the conditions set forth in Sections 7.01(b) and 7.01(d), insofar as Section 7.01(d) pertains to approvals required to be obtained by Buyer, have been satisfied or waived as provided therein;

(ii)	an executed Assignment and Assumption of Deposit Liabilities Agreement in substantially the form set forth in Exhibit 1 hereto;

(iii)	an executed Assignment and Assumption of Contracts Agreement in substantially the form set forth in Exhibit 2 hereto; and

(iv)	an executed Assignment, Transfer and Appointment of Successor Trustee for IRA and Custodian Accounts in substantially the form set forth in Exhibit 4 hereto.

ARTICLE THREE

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby makes the following representations and warranties:

SECTION 3.01 Organization.  Seller Whitney National Bank is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America.  Seller Hancock Bank of Louisiana is a state chartered banking corporation duly organized, validly existing and in good standing under the laws of the State of Louisiana, and each has the corporate power to carry on its business as the same is being conducted at the Branch Offices and to effect the transactions contemplated herein.

SECTION 3.02 Authorization.  All necessary corporate actions have been taken to authorize the execution of this Agreement on Seller's behalf by Seller's duly authorized officers and the performance by Seller of its obligations hereunder. This Agreement has been duly and validly executed and delivered by Seller and constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and to general principles of equity, whether considered in a proceeding at law or in equity.

SECTION 3.03 Non-Contravention.  The execution and delivery of this Agreement by Seller do not, and, subject to the receipt of all required approvals and consents, including but not limited to regulatory approvals, the consummation of the transaction contemplated by this Agreement will not, constitute a breach or violation of or default under any law, rule, regulation, judgment, order, governmental permit or license, agreement, indenture, or instrument to which Seller is a party, or by which it or any of its assets or property is bound, which breach, violation, or default would have a material adverse effect on the business or properties of the Branch Offices after the Closing Date.

SECTION 3.04 Compliance with Law.  Seller has all licenses, franchises, permits and other governmental authorizations that are legally required to enable it to conduct its business at the Branch Offices as presently conducted in all material respects.

SECTION 3.05 Regulatory Enforcement Actions.  Seller Hancock Bank of Louisiana is not subject to, and has not received any notice or advice that it may be subject to, any order, agreement, memorandum of understanding or other regulatory enforcement action or proceeding with or by any federal or state agency charged with the supervision or regulation of banks or engaged in the insurance of deposits of banks or any other governmental agency having supervisory or regulatory authority with respect to Seller which could have a material adverse effect on the operation of the Branch Offices after the Closing Date.

SECTION 3.06 Litigation.  There is no litigation, claim or other proceeding pending or, to the knowledge of Seller, threatened, against Seller arising out of Seller's operation of the Branch Offices, materially affecting any of the Assets or Assumed Liabilities, or materially affecting the ability of Seller to carry out this Agreement or any of the transactions contemplated hereby.

SECTION 3.07 Title to Real Property and Other Assets.  As to the Real Property, Seller is the owner of a fee simple interest or a lease hold interest in the Real Property, free and clear of any liens, mortgages, pledges or other security interests and subject only to Permitted Exceptions and those exceptions accepted or waived by Buyer. In addition to the Real Property, Seller has good and marketable title to all other assets comprising the Assets. The Assets to be transferred pursuant to this Agreement are sold "AS IS," without any warranty, express or implied, whether of merchantability, fitness or a particular use or purpose, or otherwise (except as to title), all of which warranties are hereby disclaimed.

SECTION 3.08 Environmental Matters.  With respect to the Real Property, and except as scheduled on Schedule G, Seller has not and to Seller’s knowledge, no prior owner, or current or prior tenant, subtenant, or other occupant of all or any part of the Real Property or the Branch Offices, has used Hazardous Substances (as hereinafter defined), on, from, or affecting the Real Property or the Branch Offices in any manner which (a) diminishes the value of the Real Property or the Branch Offices; (b) would allow any state, local, or federal government agency to take actions under the Environmental laws (hereinafter defined) with respect to the Real Property or the Branch Offices which would give rise to any lien on the Real Property or Branch Offices; or (c) violated federal law, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), as amended, 42 U.S.C. Section 9601, et seq., the Resource Conservation and Recovery Act of 1976 (“RCRA”) or regulations adopted or incorporated thereunder, state, or local laws, ordinances, rules, regulations, or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Substances (collectively, the “Environmental Law”) and, to Seller’s knowledge, no Hazardous Substances have been disposed of on the Real Property or the Branch Offices and neither the Real Property nor the Branch Offices contains any storage tanks for fuel or chemicals.  “Hazardous Substances” shall include, without limitation, (a) those substances included within the definitions of “hazardous substances,” “hazardous materials,” “toxic substances,” or “solid waste” in CERCLA, RCRA, and the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., and in the regulations promulgated pursuant to said laws; (b) such other substances, materials and wastes which are or become regulated under the Environmental Laws, or which are classified as hazardous or toxic under the Environmental Laws; and (c) any material, waste or substance which is petroleum, asbestos, polychlorinated biphenyls, designated as “hazardous substance” pursuant to Section 311 of the Clean Water Act, 33 U.S.C. Section 1251, et seq. (33 U.S.C. Section 1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. Section 1317), flammable explosive, or radioactive materials.

SECTION 3.09 Brokerage.  There are no existing claims or agreements for brokerage commissions, finders' fees, or similar compensation in connection with the purchase and assumption transaction contemplated by this Agreement.

SECTION 3.10 Statements True and Correct.  No representation or warranty by Seller contained in this Agreement (including, without limitation, the Schedules hereto) contains any untrue statement of fact or omits any statement of fact necessary to make the statements herein not materially misleading.

ARTICLE FOUR

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby makes the following representations and warranties:

SECTION 4.01 Organization.  Buyer is a national banking association duly organized, validly existing and in good standing under the laws of the United States and has the corporate power to carry on its business as the same is being conducted and to assume the liabilities being transferred and to effect the transactions contemplated herein.

SECTION 4.02 Authorization.  Buyer's Board of Directors has, by all appropriate action approved this Agreement and the purchase and assumption transaction contemplated herein and authorized the execution hereof on its behalf by its duly authorized officers and the performance by Buyer of its obligations hereunder. This Agreement has been duly and validly executed and delivered by Buyer and constitutes a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and to general principles of equity, whether considered in a proceeding at law or in equity.

SECTION 4.03 Non-Contravention.  The execution and delivery of this Agreement by Buyer do not, and, subject to the receipt of all required approvals and consents, including but not limited to regulatory approvals, the consummation of the transaction contemplated by this Agreement will not, constitute a breach or violation of or default under any law, rule, regulation, judgment, order, governmental permit or license, agreement, indenture, or instrument to which Buyer is a party, or by which it or any of its assets or property is bound, which breach, violation, or default would have a material adverse effect on Buyer.

SECTION 4.04 Consents to Transaction.  The consummation of the purchase and assumption transaction contemplated by this Agreement does not require Buyer to obtain the prior consent or approval of any person, other than regulatory approval from the appropriate regulatory authorities.

SECTION 4.05 Litigation.  There are no governmental or administrative proceedings or other proceedings, litigation, judgment or claims pending or threatened against Buyer or any of its affiliates affecting the ability of Buyer to carry out this Agreement, or any of the transactions contemplated hereby, or which will materially affect Buyer or its operation of the Branch Offices after the Closing Date.

SECTION 4.06 Financial Information.  Since the date of Buyer's most recent Call Report as submitted to its primary regulatory authority, there has not occurred any material adverse change in the financial condition, business, prospects or affairs of Buyer, and Buyer has paid all of the debts and obligations in connection with the operation of its business as they became due (except those, if any, contested in good faith).

SECTION 4.07 Regulatory Capital and Condition.  Buyer is in compliance with all applicable capital standards as of the date hereof, and has no reason to believe that it will be unable to obtain the required regulatory approvals for the purchase and assumption transaction contemplated herein solely as a result of its current level of regulatory capital.  Buyer knows of no reason why the necessary regulatory approvals to be obtained by it in connection with the transaction contemplated hereby will not be obtained.

SECTION 4.08 Community Reinvestment Act.  Buyer is in material compliance with the Community Reinvestment Act and its implementing regulations, and Buyer has no knowledge of threatened or pending actions, proceedings, or allegations by any person or regulatory agency which may cause any applicable regulatory authority to deny any application required to be filed pursuant to Section 6.01 hereof. In addition, Buyer has not been advised of any supervisory concerns regarding its compliance with the Community Reinvestment Act.

SECTION 4.09 Brokerage.  There are no existing claims or agreements for brokerage commissions, finders' fees, or similar compensation in connection with the purchase and assumption transaction contemplated by this Agreement.

SECTION 4.10 Statements True and Correct.  No representation or warranty by Buyer contained in this Agreement contains any untrue statement of fact or omits any statement of fact necessary to make the statements herein not materially misleading.

ARTICLE FIVE

AGREEMENTS OF THE SELLER

SECTION 5.01 Business in Ordinary Course.

(a)
Except as may be required to obtain regulatory approvals or as otherwise may be required by any regulatory authority, after the date of this Agreement, Seller shall not, without the prior written consent of Buyer (which consent shall not be unreasonably withheld):

(i)	cause or permit the Branch Offices to engage or participate in any material transaction or incur or sustain any material obligation except in the ordinary course of business;

(ii)	accept any deposits at rates in excess of those being paid generally at other branches of Seller in the market of the Branch Offices; or

(iii)
undertake any actions which are inconsistent with a program to use all reasonable efforts to maintain good relations with employees employed at, and customers of, the Branch Offices, unless such actions are required or permitted by this Agreement or required by any regulatory authority.

(b)
Seller shall not, without the prior written consent of Buyer, engage in any transaction or take any action that would render untrue in any material respect any of the representations and warranties of Seller contained in Article Three hereof, if such representations and warranties were given as of the date of such transaction or action.

(c)
Seller shall promptly notify Buyer in writing of the occurrence of any matter or event known to and directly involving Seller, which would not include any changes in conditions that affect the banking industry generally, that is materially adverse to the business, operations, properties, assets, or condition (financial or otherwise) of the Branch Offices.

SECTION 5.02 Breaches.  Seller shall, in the event it has knowledge of the occurrence, or impending or threatened occurrence, of any event or condition which would cause or constitute a breach (or would have caused or constituted a breach had such event occurred or been known prior to the date hereof) of any of its representations or agreements contained or referred to herein, give prompt written notice thereof to Buyer and use its best efforts to prevent or promptly remedy the same.

SECTION 5.03 Consents to Assumed Contracts.  Seller shall use commercially reasonable efforts to obtain all necessary consents with respect to all interests of Seller in the Assumed Contracts which require the consent of another person for their transfer or assumption pursuant to this Agreement, if any.

SECTION 5.04 Title Commitment.  Seller shall provide Buyer with a commitment for title insurance, at Seller’s expense, with respect to the Real Property within thirty (30) days after the execution of this Agreement. Buyer shall have twenty (20) days after the receipt of the commitment for title insurance or title opinion to object, in writing, to any exceptions or other matters contained therein. If no objections are made, Buyer shall be deemed to have accepted the status of title. Buyer and Seller agree that Buyer accepts and waives objections to Permitted Exceptions.  Except as provided in Sections 7.01(f) and 7.02(f), Buyer and Seller hereby acknowledge their mutual understanding that Seller is under no obligation to cause any exceptions or other matter to which Buyer may have objected to be corrected.

SECTION 5.05 Consummation of Agreement.  Seller shall use its best efforts to perform and fulfill all conditions and obligations on its part to be performed or fulfilled under this Agreement and to effect the purchase and assumption transaction contemplated by this Agreement in accordance with the terms and provisions hereof; provided, however, exercise of rights of any party to the Merger, including termination of the Merger Agreement, shall excuse Seller, or either of them, from performance under this Agreement and such event will not be considered a breach of the Agreement of Seller hereunder..  Seller shall furnish to Buyer in a timely manner all information, data and documents in the possession of Seller requested by Buyer as may be required to obtain any necessary regulatory or other approvals of the purchase and assumption transaction contemplated by this Agreement and shall otherwise cooperate fully with Buyer to carry out the purpose and intent of this Agreement.

SECTION 5.06 Access to Information.  Seller shall permit Buyer reasonable access, in a manner which will avoid undue disruption or interference with Seller's normal operations, to the Branch Offices and shall disclose and make available to Buyer at the main office of Seller all books, documents, papers and records relating to the Branch Offices, its assets, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), tax records, material contracts and agreements, loan files, filings with any regulatory authority, litigation files, and any other business activities or prospects in which Buyer may have a reasonable and legitimate interest in furtherance of the purchase and assumption transaction contemplated by this Agreement. Buyer will hold any such information in accordance with the provisions of Section 11.01 hereof.

ARTICLE SIX

AGREEMENTS OF THE BUYER

SECTION 6.01 Regulatory Approvals.  Buyer shall file, within thirty (30) business days after the date of this Agreement, all regulatory applications required in order to consummate the purchase and assumption transaction contemplated by this Agreement, including but not limited to the necessary applications for the prior approval of the Office of the Comptroller of the Currency.  Upon request of the Seller, Buyer shall provide to Seller a copy of such applications and correspondence pertaining thereto. Seller will hold any such information which is nonpublic in confidence in accordance with the provisions of Section 11.01 hereof. Buyer shall timely file all documents required to obtain all necessary permits and approvals required to carry out the purchase and assumption transaction contemplated by this Agreement, shall pay all expenses incident thereto and shall use its best efforts to obtain such permits and approvals on a timely basis.

SECTION 6.02 Breaches.  Buyer shall, in the event it has knowledge of the occurrence, or impending or threatened occurrence, of any event or condition which would cause or constitute a breach (or would have caused or constituted a breach had such event occurred or been known prior to the date hereof) of any of its representations or agreements contained or referred to herein, give prompt written notice thereof to Seller and use its best efforts to prevent or promptly remedy the same.

SECTION 6.03 Consummation of Agreement.  Buyer shall use its best efforts to perform and fulfill all conditions and obligations on its part to be performed or fulfilled under this Agreement and to effect the purchase and assumption transaction contemplated by this Agreement in accordance with the terms and conditions hereof.

SECTION 6.04 Access to Information.  Buyer shall permit Seller reasonable access in a manner which will avoid undue disruption or interference with Buyer's normal operations to its properties and shall disclose and make available to Seller such information of Buyer in which Seller may have a reasonable and legitimate interest in furtherance of the transactions contemplated by this Agreement. Seller will hold any such information which is nonpublic in confidence in accordance with the provisions of Section 11.01 hereof.

ARTICLE SEVEN

CONDITIONS PRECEDENT TO THE BRANCH PURCHASE AND ASSUMPTION

SECTION 7.01 Conditions to Seller's Obligations.  Seller's obligations to effect the purchase and assumption transaction contemplated by this Agreement shall be subject to the satisfaction (or waiver by Seller) prior to or on the Closing Date of the following conditions:

(a)
The representations and warranties made by Buyer in this Agreement shall be true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on the Closing Date;

(b)	Buyer shall have performed and complied in all material respects with all of its obligations and agreements required to be performed prior to the Closing Date under this Agreement;

(c)
No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the purchase and assumption transaction contemplated by this Agreement shall be in effect nor shall any proceeding by any bank regulatory authority or other governmental agency seeking any of the foregoing be pending. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the purchase and assumption transaction contemplated by this Agreement which makes the consummation of such transaction illegal;

(d)
All necessary regulatory approvals, consents, authorizations and other approvals required by law for consummation of the purchase and assumption transaction contemplated by this Agreement shall have been obtained in a manner and form reasonably satisfactory to Seller, and all waiting periods required by law shall have expired;

(e)
The merger of Whitney Holding Corporation, New Orleans, Louisiana and Whitney National Bank, New Orleans, Louisiana into Hancock Holding Company, Gulfport, Mississippi and Hancock Bank of Louisiana, respectively, shall have occurred.

(f)	Seller shall have received all documents required to be received from Buyer on or prior to the Closing Date, all in form and substance reasonably satisfactory to Seller; and

(g)	Buyer shall have accepted the status of title as reflected in the commitment for title insurance (as such commitment may have been modified) delivered by Seller pursuant to Section 5.04 hereof.

(h)	Seller shall have delivered to Buyer an assignment of Seller’s leasehold interest, duly acknowledged and approved by Seller’s lessor, on Branch Offices not owned by Seller.

(i)	Seller shall have delivered to Buyer an assignment of the leases, duly acknowledged and approved by Seller’s lessee, on Real Property leased by Seller.

SECTION 7.02 Conditions to Buyer's Obligations.  Buyer's obligations to effect the purchase and assumption transaction contemplated by this Agreement shall be subject to the satisfaction (or waiver by Buyer) prior to or on the Closing Date of the following conditions:

(a)
The representations and warranties made by Seller in this Agreement shall be true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date other than with respect to Section 3.01 as it applies to Whitney National Bank and its merger into Hancock Bank of Louisiana prior to consummation of the transaction contemplated herein;

(b)	Seller shall have performed and complied in all material respects with all of its obligations and agreements required to be performed prior to the Closing Date under this Agreement;

(c)
No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the purchase and assumption transaction contemplated by this Agreement shall be in effect, nor shall any proceeding by any bank regulatory authority or other governmental agency seeking any of the foregoing be pending. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the purchase and assumption transaction contemplated by this Agreement which makes the consummation of such transaction illegal;

(d)
All necessary regulatory approvals, consents, authorizations and other approvals required by law for consummation of the purchase and assumption transaction contemplated by this Agreement shall have been obtained in a manner and form reasonably satisfactory to Buyer, and all waiting periods required by law shall have expired;

(e)
The merger of Whitney Holding Corporation, New Orleans, Louisiana and Whitney National Bank, New Orleans, Louisiana into Hancock Holding Company, Gulfport, Mississippi and Hancock Bank of Louisiana, respectively, shall have occurred.

(f)	Buyer shall have received all documents required to be received from Seller on or prior to the Closing Date, all in form and substance reasonably satisfactory to Buyer; and

(g)	Buyer shall have accepted status of title as reflected in the commitment for title insurance (as such commitment may have been modified) delivered by Seller pursuant to Section 5.04 hereof.

(h)	Buyer shall have received an assignment of Seller’s leasehold interest, duly acknowledged and approved by Seller’s lessor, on Branch Offices not owned by Seller.

(i)	Buyer shall have received an assignment of the leases, duly acknowledged and approved by Seller’s lessee, on Real Property leased by Seller.

ARTICLE EIGHT

TERMINATION OR ABANDONMENT

SECTION 8.01 Mutual Agreement.  This Agreement may be terminated by the mutual written agreement of the parties at any time prior to the Closing Date.

SECTION 8.02 Breach of Representations or Agreements.  In the event that there is a material breach in any of the representations and warranties or agreements of Seller or Buyer, which breach is not cured within 30 days after notice to cure such breach is given to the breaching party by the non-breaching party, then the non-breaching party may terminate and cancel this Agreement by providing written notice of such action to the other party hereto.

SECTION 8.03 Failure of Conditions.  In the event that any of the conditions to the obligations of either party are not satisfied or waived on or prior to the Closing Date, and if any applicable cure period provided in Section 8.02 hereof has lapsed, then such party may terminate and cancel this Agreement by delivery of written notice of such action to the other party on such date.

SECTION 8.04 Application Denial.  If any regulatory application filed pursuant to Section 6.01 hereof should be finally denied or disapproved by the respective regulatory authority, then this Agreement thereupon shall be deemed terminated and canceled; provided, however, that a request for additional information from, or undertakings by, the applicant, as a condition for approval, shall not be deemed to be a denial or disapproval so long as the applicant diligently provides the requested information or agrees to the requested undertaking. If any regulatory agency requests that an application be withdrawn and the applicant, in consultation with the other party to this Agreement, is unable to resolve the concern or objections of such agency, the applicant shall be deemed to have failed to obtain regulatory approval. In the event an application is denied but is subject to an appeal, petition for review, or similar such act on the part of the applicant (hereinafter referred to as the "appeal") then the application will be deemed denied unless the applicant and the other party to this Agreement agree in writing to appeal the denial and the applicant prepares and timely files such appeal and continues the appellate process for purposes of obtaining the necessary approval, provided, however, that Seller shall have the right, at its election, to terminate this Agreement if such appeal remains unresolved for a period exceeding 60 days.

SECTION 8.05 Automatic Termination.  If the Closing Date does not occur on or prior to a date within 180 days after the date of the Agreement or if that certain Merger Agreement between Whitney National Bank and Hancock Bank of Louisiana is terminated under its terms, then this Agreement shall thereupon be terminated; provided, such 180-day period may be extended as mutually agreed to in writing by the parties.

ARTICLE NINE

TRANSITIONAL AND POST-CLOSING MATTERS

SECTION 9.01 Notification to Branch Offices Customers.  Buyer shall:

(a)
jointly with Seller, as soon as practicable after the execution and delivery of this Agreement, prepare and mail to each depositor whose Deposit is to be assumed by Buyer, a letter, in form and substance mutually satisfactory to the parties, informing such depositor of the nature of such transaction and the continuing availability of services to be provided by the Buyer in the Branch Offices on and after the Closing Date;

(b)
at its own cost and expense, cause to be printed deposit tickets, checks, withdrawal orders and all other requisite banking transactional forms for each account which constitutes a Deposit and mail such deposit tickets, checks, withdrawal orders and other forms to each customer having such an account so as to be received by such customer on or about the Closing Date, each such document to be encoded with Buyer's identification numbers and to be accompanied by Buyer's letter, in form and substance satisfactory to Seller, advising that, from and after the Closing Date, such newly issued deposit tickets, checks, withdrawal orders and other forms are to be used instead of the corresponding existing documents of Seller with respect to the customer's Deposit account maintained at the Branch Offices, and that any such existing documents of Seller are to be destroyed; and

(c)
take any other actions required by law or regulation or by any court or regulatory authority to notify customers or depositors of the Branch Offices or residents of the communities in which the Branch Offices are located of the transfers and assumptions occurring pursuant to this Agreement.  The out-of-pocket cost of the mailings required by subsections (a) and (b) of this section shall be borne by Buyer.

SECTION 9.02 Payment of Instruments.  Following the Closing, Buyer agrees to pay in accordance with law all checks, drafts, and withdrawal orders which are properly drawn by depositors with respect to the Deposits assumed by Buyer, which are duly endorsed (or for which necessary endorsements are deemed supplied by applicable law) and otherwise properly payable, in light of credit balances and overdraft privileges, if any, applicable to such depositors, and presented to Buyer by mail, over its counters, or through the check-clearing system of the banking industry, and in all other respects to discharge, in the usual course of the banking business, the duties and obligations of the Seller with respect to the balances due and owing to the depositors whose Deposits are assumed by Buyer.

SECTION 9.03 Statements.  Seller shall issue statements to its customers which include all transactions with respect to the Deposits through the close of business on the Closing Date, and Buyer shall issue statements for all transactions with respect to the Deposits thereafter.

SECTION 9.04 Limited Correspondent.  Seller shall act as Buyer's limited correspondent for the processing of checks, drafts and withdrawal orders drawn before or after the Closing on the draft, check or withdrawal order forms provided by Seller on Deposits assumed by Buyer hereunder, and Buyer will honor and pay all such checks, drafts and withdrawal orders if duly endorsed and to the extent that the credit balances or overdraft privileges of the drawers or makers permit; provided, that Seller shall present all such checks, drafts and withdrawal orders to the Buyer's designated courier within one (1) business day after such checks, drafts or withdrawals are received by Seller.

SECTION 9.05 Uncollected Items.  Buyer shall pay to Seller, not later than two (2) business days after demand, the amount of all uncollected items included in the Deposits on the Closing Date which are returned to Seller after the Closing Date as uncollected; provided, that Seller shall, upon Buyer's making such payment, deliver each such item to Buyer and shall assign to Buyer any and all rights which Seller may have or obtain in connection with such returned items.

SECTION 9.06 Loans and Deposits.  For a period of ninety (90) calendar days after the Closing Date, Seller will forward to Buyer as soon as reasonably possible any loan payments received by Seller made with respect to Loans purchased by Buyer. Buyer shall reimburse Seller upon demand for checks returned on payments forwarded by Seller to Buyer. If the balance due on any Loan purchased pursuant to Section 1.01(d) has been reduced by Seller as a result of a payment by check received prior to the Closing Date, which item is returned after the Closing Date, the Acquisition Value represented by the Loan transferred shall be correspondingly increased and an amount in cash equal to such increase shall be paid by Buyer to Seller promptly upon demand.

SECTION 9.07 ACH.  As soon as practicable following the Closing Date, Seller will notify all Automated Clearing House ("ACH") originators effecting debits or credits to the accounts of the Deposit Liabilities of the purchase and assumption transactions contemplated by this Agreement. For a period of ninety (90) days beginning on the Closing Date, Seller will honor all ACH items related to accounts of Deposit Liabilities which are mistakenly routed or presented to Seller. Seller will make no charge to Buyer for honoring such items, and will use its best efforts to transmit to Buyer via facsimile, by 10:00 a.m. or as soon as practicable thereafter, each day's ACH data that is to be posted that day.  Items mistakenly routed or presented after the 90-day period may be returned to the presenting party.  Seller and Buyer shall make arrangements to provide for the daily settlement with immediately available funds by Buyer of any ACH items honored by Seller.

SECTION 9.08 Access to Records.  Seller and Buyer mutually agree to maintain all records and other documents relating to the Assets and Assumed Liabilities for such periods as provided in Seller’s and Buyer's respective record retention policies or as required by applicable law, and to examine, inspect, copy and reproduce such records and other documents relating to such Assets and Assumed Liabilities as may be reasonably requested by the other party. Any charges for such examination and photocopying shall be at a rate not greater than the examining party's customary rates for similar requests by its customers.

SECTION 9.09 Information Reporting.  With respect to the Loans and Deposits purchased and assumed by Buyer pursuant to this Agreement, Buyer shall be responsible for reporting to the customer and to the Internal Revenue Service (and any state or local taxing authority as required) all interest paid or earned during the entire year in which the Closing Date occurs.  Seller agrees to provide to Buyer within ninety (90) days after the Closing Date information with respect to the Loans and Deposits through the Closing Date necessary for Buyer to comply with the requirements of this Section 9.09, but Seller shall have no responsibility to provide such information to the customer or the Internal Revenue Service or any other person or agency.  Buyer agrees to indemnify Seller for any penalty, interest, claim, fee (including reasonable attorneys' fees) or other liability or expense which may be imposed upon or asserted against Seller as a result of Buyer's failure to timely and accurately report such interest earned or paid by customers on the Deposits and Loans, as required by law, unless such failure by Buyer is due to Seller's failure to provide to Buyer in a timely manner the amount of interest earned or paid by customers through the Closing Date. Seller agrees to indemnify Buyer for any penalty, interest, claim, fee (including reasonable attorneys' fees) or other liability or expense which may be imposed upon Buyer as a result of Buyer's failure to timely and accurately report interest earned or paid by customers on Deposits and Loans if Buyer's failure is caused by Seller's failure to provide in a timely manner the amount of interest earned or paid by customers through the Closing Date or errors in such information provided by Buyer to Seller.

SECTION 9.10 Transition.  From and after the date of this Agreement, Seller and Buyer agree to fully cooperate with and assist one another in connection with the transition and conversion of all customer accounts, files (including data processing files) and other information which are being purchased and assumed by Buyer pursuant to the terms hereof. Additionally, each of the Buyer and Seller agree to provide each other, upon reasonable prior notice, with such information and data as is necessary to allow the Seller and Buyer to comply with all tax, regulatory reporting, audit or other compliance obligations relating to the customers, employees and operations of the Branch Offices, and each of Seller and Buyer agree to timely take any and all action as required by law to comply with such tax, regulatory and/or reporting obligations.

SECTION 9.11 Solicitation of Customers.  For a period of two (2) years following the Closing Date, Seller shall not solicit customers whose Deposits or Loans are assumed or acquired by Buyer pursuant to this Agreement except as may occur in connection with (i) advertising or solicitations directed to the public generally, and (ii) customers with a banking or other relationship with Seller or its affiliates at offices other than the Branch Offices, including deposit or loan relationships, or who have or maintain more than one place of business.

SECTION 9.12 Employees.  Buyer shall use its best efforts to offer employment to employees of Seller and all such persons will be considered “new hires” by Buyer.  Buyer shall not assume or be deemed to have assumed any post or future obligations of Seller to such employees, or any employees who are not hired by Buyer.  To the extent that Seller has agreed to pay any of its employees bonuses based upon performance over a period of time and such time period is not complete at the time of the Closing Date, Seller agrees to pay such employees a prorata portion of such bonuses, if any, from the commencement of the relevant time period through the Closing Date.  Seller shall be responsible for all benefits of its employees through the Closing Date.  At least fifteen (15) days prior to the Closing Date, Buyer shall deliver to Seller a list of those employees which Buyer intends to retain after the Closing Date.  Seller agrees not to solicit for employment or hire any employee retained by the Buyer for the two (2) year period following the Closing Date unless such employee has been terminated by Buyer.

ARTICLE TEN

INDEMNIFICATION

SECTION 10.01 Indemnification of Buyer.  Seller shall indemnify, hold harmless and defend Buyer (and each of Buyer's directors, officers, subsidiaries, successors and assigns, and affiliates) (collectively, the "Buyer's Indemnified Parties") from and against any and all damage, loss, liability, cost, claim, or expense (including reasonable legal fees and expenses) incurred or suffered by Buyer's Indemnified Parties (i) arising out of or resulting from the breach or inaccuracy of or failure to comply with any representation, warranty or covenant made by the Seller in this Agreement which survives the Closing Date as specified in Section 11.07 hereof; (ii) arising out of or resulting from or based upon any Excluded Liabilities, as defined in Section 1.02(c) hereof; or (iii) arising out of or resulting from Seller’s operation of the Branch Offices prior to the Closing Date.

SECTION 10.02 Indemnification of Seller.  Buyer shall indemnify, hold harmless and defend Seller (and Seller's directors, officers, subsidiaries, successors and assigns, and affiliates) (collectively the "Seller's Indemnified Parties") from and against any and all damage, loss, liability, cost, claim, or expense (including reasonable legal fees and expenses) incurred or suffered by Seller's Indemnified Parties (i) arising out of or resulting from the breach or inaccuracy of or failure to comply with any representation, warranty or covenant made by the Buyer in this Agreement which survives the Closing Date as specified in Section 11.07 hereof; (ii) by reason of any failure of the Buyer to pay, honor, perform or otherwise discharge the liabilities assumed pursuant to Sections 1.02(a), 1.02(b) and 2.03 hereof on or after the Closing Date; or (iii) arising out of or resulting from the Buyer's operation of the Branch Offices on or after the Closing Date.

SECTION 10.03 Procedure and Limitations.  No indemnification will be provided under Sections 10.01 or 10.02 (i) for any claim for indemnification which is made more than two (2) years following the Closing Date; and (ii) unless the amount of any claim or aggregate claims exceeds $5,000, and then only to the extent of such excess. Any indemnified party shall give the indemnitor prompt notice of any claim hereunder; provided, the failure to give such notice shall not affect the right to indemnification hereunder unless the indemnitor was materially prejudiced by such failure. The indemnitor shall have the right to defend at its own expense any claim for which the indemnitor is liable hereunder, but no settlement or compromise of such claim may be effected which materially affects the indemnified party without its consent thereto, which shall not be unreasonably withheld. The indemnified party shall cooperate with the indemnitor in the defense of any such claims and may participate therein with its own counsel at its own expense.

ARTICLE ELEVEN

GENERAL

SECTION 11.01 Confidential Information.  The parties acknowledge the confidential and proprietary nature of the "Information" (as herein described) that has heretofore been exchanged and that will be received from each other hereunder and agree to hold and keep, and to instruct their respective agents, representatives, shareholders, affiliates, employees and consultants to hold and keep, such Information confidential. Such Information will include any and all financial, technical, commercial, marketing, customer or other information concerning the business, operations and affairs of a party that may be provided to the other, irrespective of the form of the communications, by such party's employees or agents. Such Information shall not include information that is or becomes generally available to the public other than as a result of a disclosure by a party or its representatives in violation of this Agreement. The parties agree that the Information will be used solely for the purposes contemplated by this Agreement and that such Information will not be disclosed to any person other than employees and agents of a party who are directly involved in evaluating and/or performing this transaction. The Information shall not be used in any way detrimental to a party, including use directly or indirectly in the conduct of the other party's business or any business or enterprise in which such party may have an interest, now or in the future, and whether or not now in competition with such other party.

SECTION 11.02 Publicity.  Buyer and Seller shall cooperate with each other in the development and distribution of all news releases and other public disclosures concerning this Agreement and the transaction contemplated herein and shall not issue any news release or make any other public disclosure without the prior consent of the other party, unless such is required by law upon the written advice of counsel or is in response to published newspaper or other mass media reports regarding the transaction contemplated hereby, in which latter event the parties shall consult with each other regarding such responsive public disclosure.

SECTION 11.03 Return of Documents.  Upon termination of this Agreement without the purchase and assumption transaction contemplated by this Agreement becoming effective, each party (i) shall deliver to the other originals and all copies of all Information made available to such party, and, except as may otherwise be required by law or to protect the interests of either party, (ii) will not retain any copies, extracts or other reproductions in whole or in part of such information, and (iii) will destroy all memoranda, notes and other writings prepared by either party based on the Information.

SECTION 11.04 Notices.  Any notice or other communication shall be in writing and shall be deemed to have been given or made on the date of delivery, in the case of hand delivery, or three (3) business days after deposit in the United States Registered Mail, postage prepaid, or upon receipt if transmitted by facsimile telecopy or any other means, addressed (in any case) as follows:

(a)	if to Seller:

Hancock Holding Company	Whitney Holding Corporation
P. O. Box 4019	P. O. Box 61260
Gulfport, MS 39502-4019	New Orleans, LA 70161-1260
Attention: Michael Achary, CFO	Attention: Joseph S. Schwertz, Jr.
Facsimile: 228.868.4627	Facsimile: 504.619.4155

With a copy to:

Watkins Ludlam Winter & Stennis, P.A.	Alston & Bird LLP
P. O. Box 427	1201 West Peachtree Street
Jackson, MS 39205-0427	Atlanta, GA 30324
Attention: Craig N. Landrum, Esq.	Attention: Randolph A. Moore, III, Esq.
Facsimile: 601.949.4861	Facsimile: 404.253.8340

and

(b)	if to Buyer:

The First, A National Banking Association
6840 Hwy. 98 West
Hattiesburg, MS  39404
Attention:  M. Ray “Hoppy” Cole, Jr.
Facsimile: 601.450.2517

With a copy to:

Dover Dixon Horne PLLC
425 West Capitol, Suite 3700
Little Rock, AR  72201
Attention:  Garland W. Binns, Jr., Esq.
Facsimile:  501.375.6484

or to such other address as any party may from time to time designate by notice to the others.

SECTION 11.05 Expenses.  Except as otherwise specifically provided herein, Seller and Buyer each shall pay all of their own out-of-pocket expenses incurred in connection with this Agreement, including, without limitation, accounting and legal fees, and data processing charges, if any, whether or not the purchase and assumption transaction contemplated by this Agreement is consummated.  Seller and Purchaser shall equally share the cost of obtaining appraisals on the Real Estate.  The cost of the title insurance policies, all documentary stamps or similar transfer fees and recording costs with respect to the Real Property, and all sales taxes (if any) with respect to the Personal Property shall be paid by the Buyer.  The cost of the title commitments and preparation of appropriate special warranty deeds shall be paid by the Seller.

SECTION 11.06 Liabilities.  In the event that this Agreement is terminated pursuant to the provisions of Article Eight hereof, no party hereto shall have any liability to any other party for costs, expenses, damages or otherwise; provided, that, notwithstanding the foregoing, in the event that this Agreement is terminated pursuant to Section 8.02 hereof on account of a willful breach of any of the representations and warranties set forth herein, or any breach of any of the agreements set forth herein, then the non-breaching party shall be entitled to recover its damages from the breaching party.

SECTION 11.07 Nonsurvival of Representations, Warranties and Agreements.  Except for, and as provided in, this Section 11.07, no representation, warranty or agreement contained in this Agreement shall survive the Closing Date or the earlier termination of this Agreement. The representations, warranties and/or agreements (as applicable) set forth in Articles Nine and Ten, and Sections 1.03, 2.03, 2.04(c), 2.05, 2.06, 3.09 and 4.09 shall survive the Closing Date, and the agreements set forth in Sections 9.11, 9.12, 11.01, 11.02, 11.03, 11.05, and 11.06 shall survive the Closing Date or the earlier termination of this Agreement.

SECTION 11.08 Entire Agreement.  This Agreement constitutes the entire agreement between the parties and supersedes any and all prior discussions, negotiations, undertakings, agreements in principle and other agreements between the parties relating to the subject matter hereof.  Notwithstanding the foregoing, the parties agree that the provisions of Section 11.01, 11.02 and 11.03 do not replace or supersede the provisions of any “Confidentiality Agreement” between the parties, but rather are supplemented thereto and the “Confidentiality Agreement” shall remain in full force and effect through Closing.

SECTION 11.09 Headings and Captions.  The captions of Articles and Sections hereof are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

SECTION 11.10 Waiver, Amendment or Modification.  The conditions of this Agreement that may be waived may be waived only by written instrument duly executed by the party for which the condition(s) is intended to benefit. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to insist upon performance of the same. This Agreement may not be amended or modified except by a written instrument duly executed by the parties hereto.

SECTION 11.11 Rules of Construction.  Unless the context otherwise requires: (a) a term has the meaning assigned to it; (b) "or" is not exclusive; and (c) words in the singular may include the plural and in the plural include the singular.

SECTION 11.12 Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall be deemed one and the same instrument.

SECTION 11.13 Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. There shall be no third-party beneficiaries hereof.

SECTION 11.14 Governing Law; Assignment.  This Agreement shall be governed by the laws of the State of Mississippi and applicable federal laws and regulations. Neither this Agreement, nor any of the rights, interests or obligations hereunder, shall be assigned by either of the parties hereto without the prior written consent of the other, except that Buyer may assign such rights (but shall retain such obligations) to a subsidiary or subsidiaries or a parent company of Buyer, or to a successor of substantially all of its business, without the consent of Seller.

SECTION 11.15 Permitted Exceptions.  The term "Permitted Exceptions" shall mean, with respect to the Real Property, ad valorem taxes for the current year, prior mineral reservations and conveyances and any other exceptions, restrictions, easements, rights of way and encumbrances customarily found with respect to commercial property and which do not materially and adversely affect the value or present use of the Real Property.

SECTION 11.16 Time of Essence.  The parties hereto agree that time is of the essence with respect to the performance of the obligations hereunder.

[remainder of page left blank intentionally]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

SELLERS:

HANCOCK BANK OF LOUISIANA

By:____________________________________
Name:__________________________________
Title:___________________________________

WHITNEY NATIONAL BANK

By:____________________________________
Name:__________________________________
Title:___________________________________

BUYER:

THE FIRST, A NATIONAL BANKING ASSOCIATION

By:____________________________________
Name:__________________________________
Title:___________________________________

SCHEDULE A

LEGAL DESCRIPTION OF REAL PROPERTY

SCHEDULE B

DESCRIPTION OF PERSONAL PROPERTY

SCHEDULE C

LOANS

SCHEDULE C-1

EXCLUDED LOANS

SCHEDULE D

SAFE DEPOSIT BOX BUSINESS

SCHEDULE E

DEPOSIT LIABILITIES

SCHEDULE F

ASSUMED CONTRACTS

SCHEDULE G

ENVIRONMENTAL MATTERS

BRANCH PURCHASE AND ASSUMPTION AGREEMENT

BETWEEN

WHITNEY BANK

(f/k/a HANCOCK BANK OF LOUISIANA)

AND

THE FIRST, A NATIONAL BANKING ASSOCIATION

ASSIGNMENT AND ASSUMPTION OF DEPOSIT LIABILITIES AGREEMENT

This ASSIGNMENT AND ASSUMPTION OF DEPOSIT LIABILITIES AGREEMENT
is dated this __ day of __________, 2011, by and between WHITNEY BANK (f/k/a HANCOCK BANK OF LOUISIANA), a Louisiana banking corporation ("Seller"), and THE FIRST, A NATIONAL BANKING ASSOCIATION ("Buyer"). Capitalized terms not otherwise defined herein shall have the same meaning as specified in the Agreement (as defined below).

WITNESSETH:

WHEREAS, Seller and Buyer have entered into a Branch Purchase and Assumption Agreement, dated as of April __, 2011 (the "Agreement"), which provides for the assignment by Seller of all of its rights and interest in and to certain deposit accounts related to the Seller's offices located at:

Mississippi Branch Locations:

800 Highway 90 Bay St. Louis, MS 39521 2605 Pass Road Biloxi, MS 39531 4402 Kalani Drive Diamondhead, MS 39525 1300 25th Avenue Gulfport, MS 39501	573 Courthouse Road Gulfport, MS 39507 11281 U.S. Highway 49 Gulfport, MS 39503 198 Klondyke Road Long Beach, MS 39560
Louisiana Branch Location:

600 Columbia Street
Bogalusa, LA  70429

(collectively the "Branch Offices"), and the assumption by Buyer of such deposit accounts, all as set forth in the Agreement.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged by Seller and Buyer, Seller hereby assigns, transfers and sets over to Buyer all of Seller's rights and interest in and to, and Buyer does hereby assume all of Seller's liabilities and obligations with respect to, all Deposit Liabilities maintained at the Branch Offices, as shown on the books and records of Seller as of the close of business on the Closing Date, as further specified in the Agreement.

This Assignment and Assumption of Deposit Liabilities Agreement shall be binding upon and shall enure to the benefit of Seller, Buyer and each of their respective successors and assigns, and shall be subject to the terms and conditions of the Agreement. In the event of a conflict between any of the terms and provisions hereof and the Agreement, the Agreement shall be deemed to control.

This Assignment and Assumption of Deposit Liabilities Agreement, and the rights and obligations of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of Mississippi and applicable federal laws and regulations.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption of Deposit Liabilities Agreement to be executed as of the date first above written.

WHITNEY BANK
(f/k/a HANCOCK BANK OF LOUISIANA)

By:______________________________________
Name:____________________________________
Title:_____________________________________

THE FIRST, A NATIONAL BANKING ASSOCIATION

By:______________________________________
Name:____________________________________
Title:_____________________________________

EXHIBIT 2

BRANCH PURCHASE AND ASSUMPTION AGREEMENT

BETWEEN

WHITNEY BANK

(f/k/a HANCOCK BANK OF LOUISIANA)

AND

____________________________________

ASSIGNMENT AND ASSUMPTION OF CONTRACTS AGREEMENT

This ASSIGNMENT AND ASSUMPTION OF CONTRACTS AGREEMENT is dated this _____ day of ___________, 2011, by and between WHITNEY BANK (f/k/a HANCOCK BANK OF LOUISIANA), a Louisiana banking corporation ("Seller"), and THE FIRST, A NATIONAL BANKING ASSOCIATION ("Buyer"). Capitalized terms not otherwise defined herein shall have the same meaning as specified in the Agreement (as defined below).

WITNESSETH:

WHEREAS, Seller and Buyer have entered into a Branch Purchase and Assumption Agreement, dated as of April __, 2011 (the "Agreement"), which provides for the assignment by Seller of all of its rights and interest in and to certain contracts and leases related to the Seller's office located at:

Mississippi Branch Locations:

800 Highway 90 Bay St. Louis, MS 39521 2605 Pass Road Biloxi, MS 39531 4402 Kalani Drive Diamondhead, MS 39525 1300 25th Avenue Gulfport, MS 39501	573 Courthouse Road Gulfport, MS 39507 11281 U.S. Highway 49 Gulfport, MS 39503 198 Klondyke Road Long Beach, MS 39560
Louisiana Branch Location:

600 Columbia Street
Bogalusa, LA  70429

(collectively the "Branch Offices"), and the assumption by Buyer of such contracts and leases: liabilities and obligations, all as set forth in the Agreement.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged by Seller and Buyer, Seller hereby assigns, transfers and sets over to Buyer all of Seller's rights and interest in and to, and Buyer does hereby assume all of Seller's liabilities and obligations with respect to, the following:

(a)	All contracts related to the Safe Deposit Box Business at the Branch Offices as further specified in the Agreement;

(b)	All contracts relating to the operation or maintenance of the Branch Offices, as further specified in the Agreement; and

(c)	All contracts and agreements identified on the attached Exhibit 2-1.

This Assignment and Assumption of Contracts Agreement shall be binding upon and shall enure to the benefit of Seller, Buyer and each of their respective successors and assigns, and shall be subject to the terms and conditions of the Agreement. In the event of a conflict between any of the terms and provisions hereof and the Agreement, the Agreement shall be deemed to control.

This Assignment and Assumption of Contracts Agreement, and the rights and obligations of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of Mississippi and applicable federal laws and regulations.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption of Contracts Agreement to be executed as of the date first above written.

WHITNEY BANK
(f/k/a HANCOCK BANK OF LOUISIANA)

By:______________________________________
Name:____________________________________
Title:_____________________________________

THE FIRST, A NATIONAL BANKING ASSOCIATION

By:______________________________________
Name:____________________________________
Title:_____________________________________

EXHIBIT 3

BRANCH PURCHASE AND ASSUMPTION AGREEMENT

BETWEEN

WHITNEY BANK

(f/k/a HANCOCK BANK OF LOUISIANA)

AND

THE FIRST, A NATIONAL BANKING ASSOCIATION

BILL OF SALE

This BILL OF SALE is dated this _____ day of ______________, 2011, by WHITNEY BANK (f/k/a HANCOCK BANK OF LOUISIANA), a Louisiana banking corporation ("Seller). Capitalized terms not otherwise defined herein shall have the same meaning as specified in the Agreement (as defined below).

WITNESSETH:

WHEREAS, Seller and THE FIRST, A NATIONAL BANKING ASSOCIATION ("Buyer"), have entered into a Branch Purchase and Assumption Agreement, dated as of April __, 2011, (the "Agreement"), which provides for the sale by Seller to Buyer of the Personal Property, Loans, Safe Deposit Box Business, Records and Cash on Hand related to the Seller's offices located at:
Mississippi Branch Locations:

800 Highway 90 Bay St. Louis, MS 39521 2605 Pass Road Biloxi, MS 39531 4402 Kalani Drive Diamondhead, MS 39525 1300 25th Avenue Gulfport, MS 39501	573 Courthouse Road Gulfport, MS 39507 11281 U.S. Highway 49 Gulfport, MS 39503 198 Klondyke Road Long Beach, MS 39560
Louisiana Branch Location:

600 Columbia Street
Bogalusa, LA  70429

(collectively the "Branch Offices"), all as set forth in the Agreement.

NOW, THEREFORE, Seller, for good and valuable consideration, receipt of which is hereby acknowledged, does hereby grant, bargain, sell, assign, set over, convey and transfer to Buyer all of its right, title and interest in and to the following assets (the "Assets"):

(a)
The furniture, fixtures, equipment, improvements and other items of tangible personal property located at the Branch Offices as of the close of business on the Closing Date, together with sign structures and all personal property used in connection with the Safe Deposit Box Business being transferred to Buyer, as more specifically described in the Agreement;

(b)
All of the Loans attributed to the Branch Offices as of the Closing Date, as further described and modified in Section 1.01(d) of the Agreement, which assignment is being made without recourse against Seller, a list of such specific Loans to be attached hereto on or before the Adjustment Payment Date;

(c)	All of Seller's Records; and

(d)	All of Seller's Cash on Hand.

Seller does hereby covenant and agree to and with Buyer that it (i) is seized of, and has the right to convey to Buyer, such title to the Assets as is provided in the Agreement, (ii) will warrant and defend said title to the Assets in the manner provided in the Agreement, and (iii) shall, from time to time, at the request of Buyer, execute, acknowledge and deliver to Buyer any and all further instruments, documents, endorsements, assignments, information, materials and other papers as may be reasonably required to transfer the Assets to Buyer and to give full force and effect to the full intent and purposes of this Bill of Sale.

This Bill of Sale, and the rights and obligations of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of Mississippi and applicable federal laws and regulations.

IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be duly executed as of the date first above written.

WHITNEY BANK
(f/k/a HANCOCK BANK OF LOUISIANA)

By:_________________________________
Name:_______________________________
Title:________________________________

EXHIBIT 4

BRANCH PURCHASE AND ASSUMPTION AGREEMENT

BETWEEN

WHITNEY BANK

(f/k/a HANCOCK BANK OF LOUISIANA)

AND

THE FIRST, A NATIONAL BANKING ASSOCIATION

ASSIGNMENT, TRANSFER AND APPOINTMENT OF
SUCCESSOR TRUSTEE FOR IRA AND CUSTODIAN ACCOUNTS

This ASSIGNMENT, TRANSFER AND APPOINTMENT OF SUCCESSOR TRUSTEE FOR IRA ACCOUNTS is dated this _____ day of ____________, 2011, by and between WHITNEY BANK (f/k/a HANCOCK BANK OF LOUISIANA), a Louisiana banking corporation ("Seller"), and THE FIRST, A NATIONAL BANKING ASSOCIATION ("Buyer").  Capitalized terms not otherwise defined herein shall have the same meaning as specified in the Agreement (as defined below).

WITNESSETH:

WHEREAS, Seller and Buyer have entered into a Branch Purchase and Assumption Agreement dated as of April __, 2011 (the "Agreement"), with respect to the Seller's offices located at:

Mississippi Branch Locations:

800 Highway 90 Bay St. Louis, MS 39521 2605 Pass Road Biloxi, MS 39531 4402 Kalani Drive Diamondhead, MS 39525 1300 25th Avenue Gulfport, MS 39501	573 Courthouse Road Gulfport, MS 39507 11281 U.S. Highway 49 Gulfport, MS 39503 198 Klondyke Road Long Beach, MS 39560
Louisiana Branch Location:

600 Columbia Street
Bogalusa, LA  70429

(collectively the "Branch Offices"), which provides for the Seller to resign from its position as trustee and custodian with respect to any IRA or other Custodian Account which includes as one or more of its assets a Deposit being transferred to Buyer pursuant to the Agreement, and to designate and appoint Buyer as the successor trustee and custodian with respect to each such Account, all as set forth in the Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged by Seller and Buyer, the Seller and the Buyer hereby take the following actions:

(a)
Seller hereby resigns as trustee and custodian with respect to each IRA and Custodian Account as to which Seller is a trustee or custodian and as to which one or more of the assets included in such Account is a Deposit Liability associated with the Branch Offices being assumed by Buyer, and hereby designates and appoints Buyer as successor trustee and custodian under such Account; and

(b)
Buyer hereby accepts such appointment and assumes and agrees to perform the obligations required to be performed by it as trustee and custodian with respect to each such Account, as further specified in the Agreement.

This Assignment, Transfer and Appointment of Successor Trustee for IRA and Custodian Accounts shall be binding upon and shall enure to the benefit of Seller; Buyer and each of their respective successors and assigns, and shall be subject to the terms and conditions of the Agreement. In the event of a conflict between any of the terms and provisions hereof and the Agreement, the Agreement shall be deemed to control.

This Assignment, Transfer and Appointment of Successor Trustee for IRA and Custodian Accounts, and the rights and obligations of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of Mississippi and applicable federal laws and regulations.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment, Transfer and Appointment of Successor Trustee for IRA and Custodian Accounts to be executed as of the date first above written.

WHITNEY BANK
(f/k/a HANCOCK BANK OF LOUISIANA)

By:___________________________________
Name:_________________________________
Title:__________________________________

THE FIRST, A NATIONAL BANKING ASSOCIATION

By:___________________________________
Name:_________________________________
Title:__________________________________

EXHIBIT 5

LIMITED POWER OF ATTORNEY
(___________ Facility)

THIS LIMITED POWER OF ATTORNEY is dated this _____ day of __________, 2011, by WHITNEY BANK (f/k/a HANCOCK BANK OF LOUISIANA), a Louisiana banking corporation ("Seller"), to be effective as of __:__ _.m. on the date hereof.

WITNESSETH:

WHEREAS, Seller and THE FIRST, A NATIONAL BANKING ASSOCIATION ("Buyer") entered into a Branch Purchase and Assumption Agreement, dated as of April __, 2011 (the "Agreement"), which provides for the sale by Seller to Buyer of certain personal property; and

WHEREAS, in the Agreement or in a Bill of Sale of even date herewith (the "Bill of Sale"), Seller has agreed, from time to time, at the request of Buyer, to execute, acknowledge and deliver to Buyer any and all instruments, documents, endorsements, assignments, information, materials and other papers that may be reasonably required to (i) transfer to Buyer certain Assets (as defined in the Bill of Sale) being acquired by Buyer pursuant to the Agreement, including loans and the collateral therefor to the extent of Seller’s interest in such collateral and files relating to such loans, (ii) enable Buyer to bill, collect, service and administer the loans transferred thereby and (iii) give full force and effect to the intent and purposes of the Bill of Sale.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Seller hereby appoints and authorizes for a period of 90 days from the date hereof, the President or any Vice President, or the Secretary, or any Assistant Secretary, of Buyer as its attorney-in-fact solely for the purpose of endorsing, without recourse, and recording, pursuant to the Bill of Sale and/or the Agreement, any and all instruments, documents, endorsements, assignments, information, materials, and any other papers including, but not limited to, certificates of title for vehicles and similar documents (collectively, the "Collateral Instruments"), provided such limited power of attorney is not intended to and does not convey to Buyer any right to endorse or record any Collateral Instruments relating to collateral other than collateral transferred pursuant to the Bill of Sale as described in the preceding paragraph.

WHITNEY BANK
(f/k/a HANCOCK BANK OF LOUISIANA)

By:__________________________________
Name:________________________________
Title:_________________________________

STATE OF MISSISSIPPI

COUNTY OF _____________

I, ___________________________, a Notary Public in and for said county in said state, hereby certify that ________________________________, whose name as ________________ of WHITNEY BANK (f/k/a HANCOCK BANK OF LOUISIANA), a Louisiana banking association, is signed to the foregoing conveyance, and who is known to me, acknowledged before me on this date that, being informed of the contents of the conveyance, he, as such officer and with full authority, executed the same voluntarily for and as the act of said bank. Given under my hand this _____ day of _________________, 2011.

__________________________________________
Notary

My Commission Expires:

____________________
(SEAL)

EXHIBIT 99.1

For Immediate Release
May 17, 2011
FOR MORE INFORMATION

The First Bancshares, Inc.
M. Ray “Hoppy” Cole Jr., President & CEO
Dee Dee Lowery, EVP & CFO
601.268.8998

Whitney National Bank
Trisha Voltz Carlson, SVP
Manager Investor Relations
504.299.5208

Hancock Bank
Carl J. Chaney, President & CEO
Michael M. Achary, EVP & CFO
800.522.6542 or 228.868.4725

First Bancshares, Inc., to acquire Whitney National Bank branches on Mississippi Gulf Coast and in Bogalusa, Louisiana, from Hancock Bank of Louisiana and Whitney National Bank

HATTIESBURG, Miss.; GULFPORT, Miss.; NEW ORLEANS (May 17, 2011)—Executives of The First Bancshares, Inc.  (Nasdaq:  FBMS), Whitney National Bank, and Hancock Bank of Louisiana announced today that a subsidiary of The First Bancshares, Inc., The First, A National Banking Association, (www.TheFirstBank.com) (“the First”) has entered into a branch purchase and assumption agreement with Whitney National Bank (“Whitney”) and Hancock Bank of Louisiana (“Hancock”) to acquire seven Whitney branches located on the Mississippi Gulf Coast and one Whitney branch in Bogalusa, Louisiana.  As part of the branch acquisition, The First expects to acquire approximately $68 million in loans and to assume approximately $195 million in deposits.

The First President & CEO M. Ray “Hoppy” Cole, Jr., commented, “The First is excited about the opportunity to more than double our presence along the Mississippi Gulf Coast, which we believe is a very attractive market, as well as expand into the neighboring Louisiana market.  These eight branches have a loyal, long-term customer base, and we look forward to providing these customers with the continued personalized service you would expect from a community bank.  We are pleased to welcome these Whitney branch customers and employees to The First.”

 On December 22, 2010, Hancock Holding Company (Nasdaq:  HBHC), parent company of Hancock, and Whitney Holding Corporation (Nasdaq:  WTNY), parent company of Whitney , announced that the companies had entered into a definitive agreement for Hancock Holding Company to acquire Whitney Holding Corporation, subject to regulatory and shareholder approvals and other customary closing conditions.  On May 17, 2011, Hancock and Whitney agreed to sell the eight Mississippi and Louisiana branches to the First to resolve certain branch concentration concerns of the U.S. Department of Justice relating to the merger of Whitney into Hancock.

 The branch acquisition by The First is contingent on the closing of the proposed merger between Hancock Holding Company and Whitney Holding Corporation, which is expected to occur in the second quarter of 2011.

Advisors

Chaffe & Associates, Inc., with Jonathan W. Briggs as lead investment banker, acted as financial advisor to The First, and Dover Dixon Horne PLLC, with lead attorney Garland W. Binns Jr., Esq., acted as its legal advisor.  Watkins Ludlam Winter & Stennis, P.A., with lead attorney Craig N. Landrum, Esq. acted as legal advisor to Hancock Holding Company, and Alston & Bird LLP, with lead attorney Randolph A. Moore III, Esq. acted as legal advisor to Whitney Holding Corporation.

—more—

About The First Bancshares, Inc.

The First Bancshares, Inc., headquartered in Hattiesburg, Miss., is the parent company of The First, A National Banking Association.  Founded in 1996, The First provides services competitive to those found at larger regional banks.  The First has approximately $540 million in assets and currently has 10 locations operating in Hattiesburg, Laurel, Purvis, Picayune, Pascagoula, Bay St. Louis, Wiggins, and Gulfport, Miss.  The company’s stock is traded on Nasdaq Global Market under the symbol FBMS. Information is available on the company’s website www.TheFirstBank.com.

About Hancock Holding Company

With approximately $8.1 billion in assets as of March 31, 2011, Hancock Holding Company is headquartered in Gulfport, Miss.  Hancock operates 138 branches and more than 160 ATMs in Mississippi, Louisiana, Alabama, and Florida.  Founded in 1899, Hancock Bank has ranked as one of America's strongest, safest financial institutions for more than 21 consecutive years; and Hancock Holding Company has rated as one of Forbes’ “100 Most Trustworthy Companies” for two years in a row.  The Hancock financial services family also includes Hancock Investment Services, Inc.; Hancock Insurance Agency and its divisions of J. Everett Eaves and Ross King Walker; Magna Insurance Company; corporate trust offices in Gulfport and Jackson, Miss., New Orleans and Baton Rouge, La., and Orlando, Fla.; and Harrison Finance Company.  More corporate information and e-Banking are available at www.hancockbank.com.

About Whitney Holding Corporation

Through its principal subsidiary Whitney National Bank, Whitney Holding Corporation offers commercial, retail, and international banking services plus brokerage, investment, trust, and mortgage services throughout the Gulf South region.  With assets of approximately $11.5 billion as of March 31, 2011, Whitney has more than 150 locations and 200-plus ATMs across a five-state region, including Houston, Texas, southern Louisiana, coastal Mississippi, central and southern Alabama, the Florida Panhandle, and the metropolitan Tampa Bay area. Additional information is available at www.whitneybank.com.

 “SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:  Congress passed the Private Securities Litigation Act of 1995 in an effort to encourage corporations to provide information about companies’ anticipated future financial performance.  This act provides a safe harbor for such disclosure, which protects the companies from unwarranted litigation if actual results are different from management expectations.  This release contains forward-looking statements which are not historical facts and reflects management’s current views and estimates of future economic circumstances, industry conditions, company performance, and financial results.  These forward-looking statements are subject to a number of factors and uncertainties which could cause Hancock’s, Whitney’s or the combined company’s actual results and experience to differ from the anticipated results and expectations expressed in such forward-looking statements.  Forward-looking statements speak only as of the date they are made and neither Hancock nor Whitney assumes any duty to update forward-looking statements. In addition to factors previously disclosed in Hancock’s and Whitney’s reports filed with the SEC, the following factors among others, could cause actual results to differ materially from forward-looking statements or historical performance: the possibility that the proposed transaction does not close when expected or at all because required regulatory or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all; the terms of the proposed transaction may need to be modified to satisfy such approvals or conditions; the anticipated benefits from the proposed transaction such as it being accretive to earnings, expanding the combined company’s geographic presence and synergies are not realized in the time frame anticipated or at all as a result of changes in general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations (including changes to capital requirements) and their enforcement, and the degree of competition in the geographic and business areas in which the companies operate; the ability to promptly and effectively integrate the businesses of Whitney and Hancock; reputational risks and the reaction of the companies’ customers to the transaction; diversion of management time on merger-related issues; changes in asset quality and credit risk; the inability to sustain revenue and earnings; changes in interest rates and capital markets; inflation; customer acceptance of our products and services; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and federal and state banking regulators, and legislative and regulatory actions and reforms, including those associated with the Dodd-Frank Wall Street Reform and Consumer Protection Acts.